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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 1997

                                GERON CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)


        0-20859                                         75-2287752
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(Commission File Number)                       (IRS Employer Identification No.)



200 Constitution Drive, Menlo Park, CA                    94025
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     (415) 473-7700
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                                      N/A
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         (Former name or former address, if changed since last report)
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ITEM 5.      OTHER EVENTS

        On March 23, 1997, Geron Corporation, a Delaware corporation (the "Company"), announced that it had signed a definitive agreement with Pharmacia & Upjohn to collaborate in the discovery, development and commercialization of a new class of anticancer drugs that inhibit telomerase, an enzyme responsible for making cancer cells immortal. The agreement will become effective upon receipt of regulatory approval.

        The agreement provides for payments to Geron of up to $58 million, including an aggregate equity investment of $10 million in Geron, research funding and milestone payments which are partly recoverable against future royalties. Geron will also receive royalties on sales and limited U.S. co-promotion rights. The completion of this definitive agreement follows the signing of a Heads of Agreement in December, in which the two companies confirmed their intent to collaborate, and Pharmacia & Upjohn made an initial $2 million equity investment in Geron. Further details regarding this announcement are contained in the Company's press release dated March 24, 1997 attached as an exhibit hereto and incorporated by reference herein.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  EXHIBITS.

        Exhibit 99.1  Geron Corporation Press Release dated March 24, 1997.







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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     GERON CORPORATION
                                     (Registrant)



Dated:  March 27, 1997               By: /s/ David L. Greenwood
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                                         David L. Greenwood
                                         Chief Financial Officer, Treasurer and
                                         Secretary (Principal Financial and
                                         Accounting Officer)


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                               INDEX TO EXHIBITS





Exhibits.
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99.1  Geron Corporation Press Release dated March 24, 1997.